Exhibit No. 99

REGIS REPORTS FIRST QUARTER 2021 RESULTS WITH SIGNIFICANT PROGRESS IN ITS TRANSITION TO A FULLY-FRANCHISED ASSET-LIGHT MODEL AND COMPLETED SALON RE-OPENING
First Quarter 2021 Results Were Materially Impacted By The COVID-19 Pandemic. Excluding Discrete Items, The Company Reported First Quarter 2021 Adjusted Net Loss Of $27.9 Million
The Company Continues To Make Significant Progress In Its Transition To A Fully-Franchised Model With The Sale And Conversion Of An Additional 137 Company-Owned Salons To Its Asset-Light Franchise Portfolio During The Quarter; In The Past Twelve Months, The Company Has Sold And Converted 1,056 Company-Owned Salons To Its Franchise Portfolio
At The End Of The Quarter, Approximately 80% Of The Company's Salon Portfolio Had Been Franchised

	Three Months Ended September 30,
(Dollars in thousands)	2020	2019

Consolidated Revenue	$111,396	$247,038
System-wide Revenue (1)	$263,322	$449,389

System-wide Same-Store Sales Comps (2)	(32.6)%	(1.1)%
Franchise Same-Store Sales Comps (2)	(31.9)%	(0.1)%
Company-owned Same-Store Sales Comps	(34.8)%	(2.0)%

Operating Loss	$(31,591)	$(9,906)
Loss From Continuing Operations	$(35,266)	$(14,178)
Diluted Loss per Share From Continuing Operations	$(0.98)	$(0.39)
EBITDA (3)	$(18,939)	$(5,842)
as a percent of revenue	(17.0)%	(2.4)%

As Adjusted (3)
Net (Loss) Income, as Adjusted	$(27,932)	$13,903
Diluted (Loss) Income per Share, as Adjusted	$(0.78)	$0.37
EBITDA, as Adjusted (3)	$(18,644)	$29,788
as a percent of revenue	(16.7)%	12.1%
_______________________________________________________________________________
(1)Represents total sales within the system, excluding TBG franchise sales.
(2)System-wide and franchise same-store sales excludes TBG in both periods.
(3)See GAAP to non-GAAP reconciliations, within the attached section titled "Non-GAAP Reconciliations".

MINNEAPOLIS, November 2, 2020 -- Regis Corporation (NYSE: RGS), a leader in the haircare industry, whose primary business is franchising, owning and operating technology enabled hair salons, today reported a first quarter 2021 net loss from continuing operations of $35.3 million, or $0.98 loss per diluted share as compared to net loss from continuing operations of $14.2 million, or $0.39 loss per diluted share in the first quarter of 2020. The Company’s first quarter reported results included $7.3 million of discrete items. Excluding discrete items, the Company reported first quarter 2021 adjusted net loss of $27.9 million, or $0.78 loss per diluted share as compared to adjusted net income of $13.9 million, or $0.37 earnings per diluted share, for the same period last year. The year-over-year decrease in adjusted net income was driven primarily by the year-over-year decrease in the gain from the sale of salons to franchisees of $26.9 million due to lower proceeds per salon in the current year. The elimination of adjusted net income that had been generated in the prior year period from the 1,056 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months also contributed to the decline, but this was partially offset by significant reductions in general and administrative expense and marketing. Additionally, the Company estimates it lost approximately $44 million in revenue due to reduced traffic and store closures associated with the COVID-19 pandemic.
Total revenue in the quarter of $111.4 million decreased $135.6 million, or 54.9%, year-over-year driven primarily by the conversion of a net 1,056 company-owned salons to the Company's asset-light franchise portfolio over the past 12 months and due to the impact of the COVID-19 pandemic.
First quarter adjusted EBITDA loss of $18.6 million decreased $48.4 million, versus the same period last year. Excluding the $0.7 million loss and $26.2 million adjusted gain from the sale of company-owned salons during the current and prior year quarter, respectively, adjusted EBITDA loss of $18.0 million was $21.5 million unfavorable versus the same period last year. This was driven primarily by the elimination of adjusted EBITDA that had been generated in the prior year period from the 1,056 company-owned salons that were sold and converted to the Company’s asset-light franchise portfolio over the past twelve months, partially offset by significant reductions in general and administrative expense and marketing spend.
Felipe Athayde, President and Chief Executive Officer, commented, "Despite the uncertainty of current times, the opportunities for Regis today are very real. We have seen consistent high interest in the remaining salons left in our corporate portfolio, from potential investors who see the current environment as a great opportunity to build a portfolio of hair salons to serve as a platform for future consolidation and aggressive new unit growth. The hair salon industry in North America is highly fragmented, and is mostly in the hands of independent players. As such, times like these present a tremendous opportunity for salon chains to earn market share through brand differentiation through technology, marketing, and through advancement opportunities for our stylists.”

First Quarter Segment Results
Franchise Salons

	Three Months Ended September 30,		Increase (Decrease)
(Dollars in millions) (1)	2020	2019

Revenue
Product	$13.7	$11.8	$1.9
Product sold to TBG mall locations	—	1.3	(1.3)
Total product	13.7	13.1	0.6
Royalties and fees	18.0	28.0	(10.0)
Franchise rental income	32.3	31.4	0.9
Total franchised salons revenue	$64.0	$72.5	$(8.5)

Franchise Same-Store Sales Comps (2)	(31.9)%	(0.1)%

EBITDA, as Adjusted	$7.0	$11.9	$(4.9)
as a percent of revenue	10.9%	16.4%
as a percent of adjusted revenue (3)	25.6%	40.4%

Total Franchise Salons	5,226	4,456	770
as a percent of total Franchise and Company-owned salons	80.0%	63.6%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.
(2)TBG is excluded from same-store sales in all periods.
(3)Adjusted revenue excludes non-margin revenue. See Non-GAAP reconciliation.

First quarter Franchise revenue was $64.0 million, a $8.5 million, or 11.7% decrease compared to the prior year quarter, and included franchise rental income of $32.3 million. Royalties and fees were $18.0 million, a $10.0 million, or 35.7% decrease versus the same period last year. Royalties and other franchise fees decreased $4.1 million due to a $6.6 million decrease due to the COVID-19 pandemic, partially offset by an increase in franchisees. Advertising fund fees decreased $5.9 million also due to the COVID-19 pandemic. Product sales to franchisees of $13.7 million increased $0.6 million versus the same period last year, also due to the increase in franchisees, partially offset by lower same-store retail sales due primarily to the COVID-19 pandemic. Franchise adjusted EBITDA of $7.0 million decreased $4.9 million, or 41.2% year-over-year primarily due to the decline in franchise same store sales of 31.9% primarily due to the COVID-19 pandemic. Total franchised locations open at September 30, 2020 were 5,226 as compared to 4,456 at September 30, 2019.

Company-Owned Salons

	Three Months Ended September 30,		Increase (Decrease)
(Dollars in millions) (1)	2020	2019

Total Revenue	$47.4	$174.5	$(127.1)
Company-owned Same-Store Sales Comps	(34.8)%	(2.0)%
Year-over-Year Ticket change	13.4%	3.0%
Year-over-Year Transaction change	(48.2)%	(5.0)%

EBITDA, as Adjusted	$(10.7)	$11.5	$(22.2)
as a percent of revenue	(22.6)%	6.6%

Total Company-owned salons	1,308	2,551	(1,243)
as a percent of total Franchise and Company-owned salons	20.0%	36.4%
_______________________________________________________________________________
(1)Variances calculated on amounts shown in millions may result in rounding differences.

First quarter revenue for the Company-owned salon segment decreased $127.1 million, or 72.8%, versus the prior year to $47.4 million. The year-over-year decline in revenue was driven by the decrease of a net 1,056 salons sold and converted to the Company's asset-light franchise portfolio over the past 12 months, the closure of a net 394 unprofitable salons over the past 12 months, and a decline in revenue due to the COVID-19 pandemic. Company-owned same-store sales decreased 34.8%, primarily driven by a 48.2% decrease in transactions related to the COVID-19 pandemic, partially offset by a 13.4% increase in average ticket.
First quarter adjusted EBITDA decreased $22.2 million, or 192.9% versus the same period last year driven primarily by the elimination of EBITDA that had been generated in the prior year period from the 1,056 company-owned salons that were sold and converted to the Company's asset-light franchise portfolio over the past 12 months, the impacts of the COVID-19 pandemic and the decline in service and product margins, partially offset by a decrease in general and administrative expense and marketing spend.

Other Key Events
•In October 2020, Felipe Athayde joined the Company as CEO and President to lead the Company as it enters its growth phase.
•In August 2020, the Company launched its proprietary cloud-based salon management and point of commerce solution, OpenSalon Pro. As of today, several hundred salons have signed up or are already operating with OpenSalon Pro.
•The Company continues to make meaningful progress on its multi-year strategy to convert to a fully-franchised model. During the quarter, it sold and transferred 137 company-owned salons to its asset-light franchise portfolio. The Company is still committed to converting to a fully-franchise capital-light business.
•The impact of the transactions closed in the quarter is as follows:

	Three Months Ended September 30,		Increase (Decrease)
	2020	2019

	(Dollars in thousands)
Salons sold to franchisees	137	545	(408)
Cash proceeds received	$3,735	$37,945	$(34,210)

(Loss) gain on sale of venditions, excluding goodwill derecognition	$(662)	$26,223	$(26,885)
Non-cash goodwill derecognition	—	(32,083)	32,083
Loss from sale of salon assets to franchisees, net	$(662)	$(5,860)	$5,198

Non-GAAP reconciliations:
For GAAP to non-GAAP reconciliations, please refer to attached section titled "Non-GAAP Reconciliations." A complete reconciliation of reported earnings to adjusted earnings is included in this press release and is available on the Company’s website at www.regiscorp.com.
Earnings Webcast:
Regis Corporation will host a conference call via webcast discussing first quarter results on November 2, 2020, at 9 a.m., Central time. Interested parties are invited to participate in the live webcast by logging on to www.regiscorp.com or participate via telephone by dialing (800) 263-0877 and entering access code 6012892. A replay of the presentation will be available later that day. The replay phone number is (888) 203-1112, access code 6012892.
About Regis Corporation:
Regis Corporation (NYSE:RGS) is a leader in beauty salons and cosmetology education. As of September 30, 2020, the Company franchised, owned or held ownership interests in 6,614 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include a potential material adverse impact on our business and results of operations as a result of the uncertain duration and severity of the COVID-19 pandemic, as well as the health and risk appetite of our stylists, customers and employees to return to the salon environment; the continued ability of the Company to implement its strategy, priorities and initiatives including the re-engineering of our corporate and field infrastructure; our new company-owned back office management system may not yield the intended results on timing and amounts due to the COVID-19 pandemic, efforts by our current third-party back office management system vendor to make it difficult for our franchisees to convert to our new company-owned system, and the pending litigation with that third-party vendor; the impact of the COVID-19 pandemic on our key suppliers; the ability to address rent obligations incurred during the government-mandated hibernation of our salons related to the COVID-19 pandemic and the ability to obtain long-term rent concessions; the ability to operate or sell the salons transferred back from TBG; the outcome of the review by the administrator in TBG's insolvency proceedings in the United Kingdom; compliance with credit facility covenants and access to the existing revolving credit facility; our and our franchisees' ability to attract, train and retain talented stylists; financial performance of our franchisees; success of the sale of salons to franchisees; if our capital investments in technology do not achieve appropriate returns; our ability to manage cyber threats and protect the security of potentially sensitive information about our guests, employees, vendors or Company information; the ability of the Company to maintain a satisfactory relationship with Walmart; the impact of recent actions by Walmart; marketing efforts to drive traffic to our franchisees' salons; changes in regulatory and statutory laws including increases in minimum wages; our ability to maintain and enhance the value of our brands; premature termination of agreements with our franchisees; reliance on information technology systems; reliance on external vendors; consumer shopping trends and changes in manufacturer distribution channels; competition within the personal hair care industry; continued ability to compete in our business markets; the continued ability to maintain an effective system of internal controls over financial reporting; changes in tax exposure; failure to standardize operating processes across brands; financial performance of Empire Education Group; the continued ability of the Company to implement cost reduction initiatives; changes in economic conditions; changes in consumer tastes and fashion trends; failure at our distribution centers; exposure to uninsured or unidentified risks; reliance on our management team and other key personnel or other factors not listed above. Additional information concerning potential factors that could affect future financial results is set forth under Item 1A on Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

REGIS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(Dollars in thousands, except per share data)

	September 30, 2020	June 30, 2020

ASSETS
Current assets:
Cash and cash equivalents	$84,969	$113,667
Receivables, net	35,916	31,030
Inventories	57,695	62,597
Other current assets	20,057	19,138
Total current assets	198,637	226,432

Property and equipment, net	49,994	57,176
Goodwill	227,896	227,457
Other intangibles, net	4,500	4,579
Right of use asset	728,464	786,216
Other assets	42,337	40,934
Total assets	$1,251,828	$1,342,794

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$49,648	$50,918
Accrued expenses	57,018	48,825
Short-term lease liability	129,643	137,271
Total current liabilities	236,309	237,014

Long-term debt, net	177,500	177,500
Long-term lease liability	629,328	680,454
Long-term financing liabilities	27,658	27,981
Other non-current liabilities	91,492	94,142
Total liabilities	1,162,287	1,217,091
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 35,665,783 and 35,625,716 common shares at September 30, 2020 and June 30, 2020, respectively	1,783	1,781
Additional paid-in capital	20,596	22,011
Accumulated other comprehensive income	7,951	7,449
Retained earnings	59,211	94,462
Total shareholders’ equity	89,541	125,703
Total liabilities and shareholders’ equity	$1,251,828	$1,342,794

– more –

REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
For The Three Months Ended September 30, 2020 and 2019
(Dollars and shares in thousands, except per share data amounts)

	Three Months Ended September 30,
	2020	2019

Revenues:
Service	$36,408	$141,941
Product	24,749	45,656
Royalties and fees	17,956	28,017
Franchise rental income	32,283	31,424
Total revenue	111,396	247,038
Operating expenses:
Cost of service	28,523	90,482
Cost of product	16,369	26,327
Site operating expenses	13,239	32,942
General and administrative	26,148	40,625
Rent	13,225	24,264
Franchise rent expense	32,283	31,424
Depreciation and amortization	7,376	9,380
Long-lived asset impairment	5,824	—
TBG mall location restructuring	—	1,500
Total operating expenses	142,987	256,944

Operating loss	(31,591)	(9,906)

Other (expense) income:
Interest expense	(3,762)	(1,439)
Loss from sale of salon assets to franchisees, net	(662)	(5,860)
Interest income and other, net	114	171

Loss from continuing operations before income taxes	(35,901)	(17,034)

Income tax benefit	635	2,856

Loss from continuing operations	(35,266)	(14,178)

Income from discontinued operations, net of taxes	—	373

Net loss	$(35,266)	$(13,805)

Net loss per share:
Basic and diluted:
Loss from continuing operations	$(0.98)	$(0.39)
Income from discontinued operations	0.00	0.01
Net loss per share, basic and diluted (1)	$(0.98)	$(0.38)

Weighted average common and common equivalent shares outstanding:
Basic and diluted	35,908	36,249
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

– more –

REGIS CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
For the Three Months Ended September 30, 2020 and 2019
(Dollars in thousands)

	Three Months Ended September 30,
	2020	2019

Cash flows from operating activities:
Net loss	$(35,266)	$(13,805)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash adjustments related to discontinued operations	—	(470)
Depreciation and amortization	6,087	7,863
Salon asset impairments	—	1,517
Long-lived asset impairment	5,824	—
Deferred income taxes	(384)	(3,821)
Loss from sale of salon assets to franchisees, net	662	5,860
Stock-based compensation	(1,225)	1,807
Amortization of debt discount and financing costs	438	69
Other non-cash items affecting earnings	4	(23)
Changes in operating assets and liabilities, excluding the effects of asset sales	(5,006)	(12,477)
Net cash used in operating activities	(28,866)	(13,480)

Cash flows from investing activities:
Capital expenditures	(3,811)	(4,899)
Proceeds from sale of assets to franchisees	3,735	37,945
Costs associated with sale of salon assets to franchisees	(125)	(1,019)
Net cash (used in) provided by investing activities	(201)	32,027

Cash flows from financing activities:
Repurchase of common stock	—	(28,247)
Taxes paid for shares withheld	(187)	(1,808)
Distribution center lease payments	(238)	(248)
Net cash (used in) financing activities	(425)	(30,303)

Effect of exchange rate changes on cash and cash equivalents	88	3

Decrease in cash, cash equivalents, and restricted cash	(29,404)	(11,753)

Cash, cash equivalents and restricted cash:
Beginning of period	122,880	92,379
End of period	$93,476	$80,626

– more –

REGIS CORPORATION
Same-Store Sales

SYSTEM-WIDE SAME-STORE SALES (1):

	For the Three Months Ended
	September 30, 2020			September 30, 2019
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(35.2)%	(30.7)%	(33.9)%	—%	(7.7)%	(2.2)%
Supercuts	(33.9)	(26.1)	(33.4)	0.8	(7.7)	0.2
Signature Style	(31.5)	(19.4)	(30.2)	(1.2)	(5.5)	(1.7)
Total	(33.4)%	(26.2)%	(32.6)%	(0.1)%	(7.1)%	(1.1)%
_______________________________________________________________________________
(1)System-wide same-store sales are calculated as the total change in sales for system-wide franchise and company-owned locations for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly system-wide same-store sales are the sum of the system-wide same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. System-wide same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2021 so they are excluded from fiscal year 2020 same-store sales for comparability.

FRANCHISE SAME-STORE SALES (1):

	For the Three Months Ended
	September 30, 2020			September 30, 2019
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(31.7)%	(32.3)%	(31.9)%	(3.6)%	(18.5)%	(7.5)%
Supercuts	(33.5)	(25.4)	(33.0)	1.6	(7.0)	1.1
Signature Style	(31.0)	(15.6)	(29.2)	0.4	(7.9)	(0.7)
Total	(32.7)%	(24.0)%	(31.9)%	0.9%	(10.2)%	(0.1)%
_______________________________________________________________________________
(1)Franchise same-store sales are calculated as the total change in sales for salons that have been a franchise location for more than one year that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly franchise same-store sales are the sum of the franchise same-store sales computed on a daily basis. Franchise salons that do not report daily sales are excluded from same-store sales. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Franchise same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation. TBG salons were not a franchise location in fiscal year 2021 so they are excluded from fiscal year 2020 same-store sales for comparability.

COMPANY-OWNED SAME-STORE SALES (2):

	For the Three Months Ended
	September 30, 2020			September 30, 2019
	Service	Retail	Total	Service	Retail	Total

SmartStyle	(37.9)%	(29.7)%	(35.5)%	0.7%	(5.9)%	(1.2)%
Supercuts	(39.5)	(33.3)	(39.1)	(3.4)	(10.0)	(3.9)
Signature Style	(32.8)	(28.2)	(32.3)	(2.3)	(3.3)	(2.4)
Total	(36.0)%	(29.6)%	(34.8)%	(1.2)%	(5.6)%	(2.0)%
_______________________________________________________________________________
(2)Company-owned same-store sales are calculated as the total change in sales for company-owned locations that were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date company-owned same-store sales are the sum of the company-owned same-store sales computed on a daily basis. Locations relocated within a one-mile radius are included in same-store sales as they are considered to have been open in the prior period. Company-owned same-store sales are calculated in local currencies to remove foreign currency fluctuations from the calculation.
– more –

REGIS CORPORATION
System-Wide Location Counts

	September 30, 2020	June 30, 2020

FRANCHISE SALONS:
SmartStyle/Cost Cutters in Walmart Stores	1,428	1,317
Supercuts	2,423	2,508
Signature Style	1,212	1,217
Total North American salons	5,063	5,042
Total International Salons (1)	163	167
Total Franchise Salons	5,226	5,209
as a percent of total Franchise and Company-owned salons	80.0%	76.1%

COMPANY-OWNED SALONS:
SmartStyle/Cost Cutters in Walmart Stores	629	751
Supercuts	170	210
Signature Style	405	505
Mall-based (2)	104	166
Total Company-owned salons	1,308	1,632
as a percent of total Franchise and Company-owned salons	20.0%	23.9%

OWNERSHIP INTEREST LOCATIONS:
Equity ownership interest locations	80	82

Grand Total, System-wide	6,614	6,923
_______________________________________________________________________________
(1)Canadian and Puerto Rican salons are included in the North American salon totals.
(2)The mall-based salons were acquired from TBG on December 31, 2019. They are included in continuing operations under the Company-owned operating segment beginning January 1, 2020.

– more –

Non-GAAP Reconciliations:

We believe our presentation of non-GAAP operating loss, net (loss) income, net (loss) income per diluted share, and other non-GAAP financial measures provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance from the same perspective as management and the Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analyses and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe the non-GAAP measures are useful to investors because they provide supplemental information research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with our financial statements prepared in accordance with U.S. GAAP.

Non-GAAP reconciling items for the three months ended September 30, 2020 and 2019:

The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within U.S. GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance. The following items have been excluded from our non-GAAP results:

•Professional fees
•Severance expense
•CEO transition
•TBG restructuring
•Long-lived asset impairment
•Asset retirement obligation
•TBG discontinued operations
•Lease termination fees
•Benefit from lease liability decrease in excess of previously impaired ROUA ("Lease Liability Benefit")

– more –

REGIS CORPORATION
Reconciliation of Selected U.S. GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP operating (loss) income and U.S. GAAP net loss to equivalent non-GAAP measures
		Three Months Ended September 30,
	U.S. GAAP financial line item	2020	2019

U.S. GAAP revenue		$111,396	$247,038

U.S. GAAP operating loss		$(31,591)	$(9,906)

Non-GAAP operating expense adjustments (1)
Professional fees	General and administrative	1,727	—
Severance	General and administrative	369	2,420
CEO Transition	General and administrative	(1,294)	—
Lease liability benefit	Rent	(6,061)	—
Lease termination fees	Rent	5,554	—
Long-lived asset impairment	Long-lived asset impairment	5,824	—
Asset retirement obligation	Depreciation and amortization	1,289	—
TBG restructuring	TBG restructuring	—	1,500
Total non-GAAP operating expense adjustments		7,408	3,920

Non-GAAP operating loss (1)		$(24,183)	$(5,986)

U.S. GAAP net loss		$(35,266)	$(13,805)

Non-GAAP net income adjustments:
Non-GAAP operating expense adjustments		7,408	3,920
Goodwill derecognition	Interest income and other, net	—	32,083
Income tax impact on Non-GAAP adjustments (2)	Income taxes	(74)	(7,922)
TBG discontinued operations, net of income tax	Loss from discontinued operations, net of tax	—	(373)
Total non-GAAP net income adjustments		7,334	27,708
Non-GAAP net (loss) income		$(27,932)	$13,903

_______________________________________________________________________________
(1)Adjusted operating margins for the three months ended September 30, 2020 and 2019 were 21.7% and 2.4%, respectively, and are calculated as non-GAAP operating loss divided by U.S. GAAP revenue for each respective period.
(2)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% and 22% for the three months ended September 30, 2020 and 2019, respectively, for all non-GAAP operating expense adjustments.

– more –

REGIS CORPORATION
Reconciliation of Selected U.S. GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)

Reconciliation of U.S. GAAP net loss per diluted share to non-GAAP net (loss) income per diluted share
	Three Months Ended September 30,
	2020	2019

U.S. GAAP net loss per diluted share	$(0.982)	$(0.381)
Professional fees (1)	0.048	—
Severance (1)	0.010	0.051
CEO transition (1)	(0.036)	—
Lease liability benefit (1)	(0.167)	—
Lease termination fees (1)	0.153	—
Long-lived asset impairment (1)	0.161	—
Asset retirement obligation (1)	0.035	—
TBG restructuring	—	0.031
Goodwill derecognition (1)	—	0.674
TBG discontinued operations, net of tax	—	(0.010)
Impact of change in weighted average shares (3)	—	0.009
Non-GAAP net (loss) income per diluted share (2)	$(0.778)	$0.374

U.S. GAAP Weighted average shares - basic	35,908	36,249
U.S. GAAP Weighted average shares - diluted	35,908	36,249
Non-GAAP Weighted average shares - diluted (3)	35,908	37,151
_______________________________________________________________________________
(1)Based on projected statutory effective tax rate analyses, the non-GAAP tax provision was calculated to be approximately 1% and 22% for the three months ended September 30, 2020 and 2019, respectively, for all non-GAAP operating expense adjustments.
(2)Total is a recalculation; line items calculated individually may not sum to total due to rounding.
(3)Non-GAAP net (loss) income per share reflects the weighted average shares associated with non-GAAP net (loss) income, which includes the dilutive effect of common stock equivalents. The earnings per share impact of the adjustments for the three months ended September 30, 2019 included additional shares for common stock equivalents of 0.9 million. The impact of the adjustments described above result in the impact of the common stock equivalents to be dilutive to the non-GAAP net income per share. For the three months ended September 30, 2020, the impact of the adjustments described above resulted in a non-GAAP net loss, therefore, the impact of the common stock equivalents is not dilutive.

– more –

REGIS CORPORATION
Reconciliation of Reported U.S. GAAP Net Income (Loss) to Adjusted EBITDA, a Non-GAAP Financial Measure
(Dollars in thousands)
(Unaudited)

Adjusted EBITDA
EBITDA represents U.S. GAAP net income (loss) for the respective period excluding interest expense, income taxes and depreciation and amortization expense. The Company defines adjusted EBITDA, as EBITDA excluding identified items impacting comparability for each respective period. For the three months ended September 30, 2020, the items impacting comparability consisted of the items identified in the non-GAAP reconciling items for the respective periods. The impacts of the income tax provision adjustments associated with the above items are already included in the U.S. GAAP reported net income (loss) to EBITDA reconciliation, therefore there is no adjustment needed for the reconciliation from EBITDA to adjusted EBITDA.

	Three Months Ended September 30, 2020
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$6,345	$(20,747)	$(20,864)	$(35,266)
Interest expense, as reported	—	—	3,762	3,762
Income taxes, as reported	—	—	(635)	(635)
Depreciation and amortization, as reported	274	5,082	2,020	7,376
Long-lived asset impairment	610	5,214	—	5,824
EBITDA (as defined above)	$7,229	$(10,451)	$(15,717)	$(18,939)

Professional fees	—	—	1,727	1,727
Severance	—	—	369	369
CEO transition	—	—	(1,294)	(1,294)
Lease liability benefit	(267)	(5,794)	—	(6,061)
Lease termination fees	—	5,554	—	5,554
Adjusted EBITDA, non-GAAP financial measure	$6,962	$(10,691)	$(14,915)	$(18,644)

	Three Months Ended September 30, 2019
	Franchise	Company-owned	Corporate	Consolidated (1)

Consolidated reported net income (loss), as reported (U.S. GAAP)	$10,209	$5,401	$(29,415)	$(13,805)
Interest expense, as reported	—	—	1,439	1,439
Income taxes, as reported	—	—	(2,856)	(2,856)
Depreciation and amortization, as reported	160	6,107	3,113	9,380
EBITDA (as defined above)	$10,369	$11,508	$(27,719)	$(5,842)

Severance	—	—	2,420	2,420
TBG restructuring	1,500	—	—	1,500
Goodwill derecognition	—	—	32,083	32,083
TBG discontinued operations, net of income tax	—	—	(373)	(373)
Adjusted EBITDA, non-GAAP financial measure	$11,869	$11,508	$6,411	$29,788
_______________________________________________________________________________
(1)Consolidated EBITDA margins for the three months ended September 30, 2020 and 2019 were (17.0)% and (2.4)%, respectively, and are calculated as EBITDA (as defined above) divided by U.S. GAAP revenue for each respective period. Consolidated adjusted EBITDA margins for the three months ended September 30, 2020 and 2019 were (16.7)% and 12.1%, respectively, and are calculated as adjusted EBITDA divided by U.S. GAAP revenue for each respective period.

– more –

REGIS CORPORATION
Reconciliation of Reported Franchise EBITDA as a Percent of U.S. GAAP Revenue
to EBITDA as a Percent of Adjusted Revenue
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,
	2020	2019

As Adjusted EBITDA	$6,962	$11,869
U.S. GAAP revenue	63,981	72,546
As Adjusted EBITDA as a % of U.S. GAAP revenue	10.9%	16.4%
Non-margin revenue adjustments:
Franchise rental income	(32,283)	(31,424)
Ad fund revenue	(4,509)	(10,425)
TBG product sales	—	(1,300)
Adjusted revenue	$27,189	$29,397
As Adjusted EBITDA as a percent of adjusted revenue (1)	25.6%	40.4%
_______________________________________________________________________________
(1)Total is a recalculation; line items calculated individually may not sum to total due to rounding.

– end –